EXECUTION COPY
ACKNOWLEDGMENT AND AGREEMENT
This Acknowledgment and Agreement (this "Agreement") is entered into as of December 5, 2023 by and between Streeterville Capital, LLC, a Utah limited liability company ("Lender"), and Phunware, Inc., a Delaware corporation ("Borrower"). Capitalized terms used in this Agreement without definition shall have the meanings given to them in the Transaction Documents (defined below).
A.Borrower previously sold and issued to Lender that certain Promissory Note with an original issuance date of July 6, 2022 in the original principal amount of $12,808,672.00 (as amended and supplemented prior to the date hereof, the "Note") pursuant to that certain Note Purchase Agreement dated July 6, 2022 by and between Lender and Borrower (the "Purchase Agreement").
B.Lender and Borrower thereafter amended and supplemented the Note pursuant to that certain Amendment to Promissory Note, dated as of August 1, 2023 (the "Note Amendment"), which provided for, among other things, a new monthly amortization payment schedule and limited rights to Lender to convert all or any portion of the Outstanding Balance of the Note into shares of common stock of Borrower, as and on the terms provided therein (the Note, as amended and supplemented by the Note Amendment, and the Note Amendment, the Purchase Agreement and all other documents entered into in conjunction therewith, collectively, the "Transaction Documents").
C.Borrower has requested that (i) (A) Lender memorialize prior agreements between Borrower and Lender that Lender waived the requirements that Borrower satisfy Section 7(b) of the Note Amendment for each of October 2023 and November 2023, (B) Lender waive the requirement that Borrower satisfy Section 7(b) of the Note Amendment for December 2023, and (C) Lender consider in good faith if and when requested by Borrower waiving for January 2024, February 2024 and March 2024 the requirements that Borrower satisfy Section 7(b) of the Note Amendment (each, a "Specified Month"), in each case with respect to any outstanding portion of the Minimum Outstanding Balance Reduction Amount for each and any Specified Month remaining after giving effect to any exercise of limited conversion rights by Lender under Section 6 of the Note Amendment (collectively, "Limited Conversion Rights") during such Specified Month so as to allow Borrower to defer paying the amount of any such outstanding Minimum Outstanding Balance Reduction Amount in cash for and during each such Specified Month; and (ii) Lender agree to not exercise its Limited Conversion Rights during the period from and including the date of closing of the purchase of Borrower's Common Stock by one or more purchaser(s) pursuant to a securities purchase agreement or similar agreement or instrument (the "Securities Purchase Agreement"), which date of closing (such date, the "Securities Purchase Closing Date") occurs on or before December 31, 2023 (the "Securities Purchase Target Date"), through and including the date which is sixty (60) days following the Securities Purchase Closing Date (the "Securities Purchase Period End Date").
D.Lender has agreed, subject to the terms, conditions and understandings expressed in this Agreement, to (i) waive the requirement that Borrower satisfy Section 7(b) of the Note Amendment for each Specified Month with respect to any outstanding portion of the Minimum Outstanding Balance Reduction Amount for each and any Specified Month after giving effect to any exercise of Limited Conversion Rights so as to allow Borrower to defer paying the amount of any such outstanding Minimum Outstanding Balance Reduction Amount for and during each such Specified Month; and (ii) not exercise its Limited Conversion Rights during the period from and including the Securities Purchase Closing Date to and including the Securities Purchase Period End Date (such period, the "Restricted Period").
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NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Recitals and Definitions. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.
2.Minimum Outstanding Balance Payments. Lender hereby acknowledges and agrees it has waived the requirement that Borrower satisfy Section 7(b) of the Note Amendment for October 2023 and November 2023, Lender hereby waives the requirement that Borrower satisfy Section 7(b) of the Note Amendment for December 2023 and Lender agrees to consider in good faith waiving the requirement that Borrower satisfy Section 7(b) of the Note Amendment for each Specified Month, in each case with respect to any outstanding portion of the Minimum Outstanding Balance Reduction Amount after giving effect to any exercise of Limited Conversion Rights for and during such month or Specified Month; and Lender further agrees that Borrower may defer paying any such outstanding Minimum Outstanding Balance Reduction Amount in cash for each and any such Specified Month (collectively, the "Waiver").
3.Specified Month Shortfall Payments. Borrower agrees that the portion (if any) of Minimum Outstanding Balance Reduction Amount for the months specified in Section 2 and any Specified Month which is not paid in cash by Borrower to Lender as a result of application of the Waiver in Section 2 hereof shall be due and payable by Borrower as part of the final Minimum Outstanding Balance Reduction Amount in May 2024, unless sooner paid in whole or in part by Borrower, as elected by Borrower, or otherwise satisfied by the exercise of Limited Conversion Rights by Lender.
4.Limitations on Exercise of Conversion Rights. Lender hereby agrees that it shall not, directly or indirectly, at any time during the Restricted Period, exercise its Limited Conversion Rights without the prior written consent of Borrower (which consent may be granted or withheld by Borrower in its sole discretion). Lender and Borrower acknowledge and agree that, if the Securities Purchase Closing Date does not occur on or prior to the Securities Purchase Target Date, or if the Securities Purchase Closing Date occurs on or prior to the Securities Purchase Target Date but the related Securities Purchase Agreement thereafter terminates or is terminated prior to the Securities Purchase End Date, this Section 4 will concurrently automatically terminate and Lender shall be released from its obligations under this Section 4.
5.Fees. In consideration of Lender's Waiver and other agreements set forth in Sections 2, 3 and 4 above, its fees incurred in preparing, negotiating and finalizing this Agreement and other accommodations set forth herein, Borrower agrees to pay to Lender (a) a fee in the amount of 2.5% of the Outstanding Balance of the Note as of the date hereof with respect to the agreements set forth in Sections 2 and 3 above (the "Restructuring Fee") and (b) a fee in the amount of 5.0% of the Outstanding Balance of the Note as of the date hereof with respect to the agreements set forth in Section 4 above upon the occurrence of and on the Securities Purchase Closing Date (the "Standstill Fee").  The Restructuring Fee is hereby added to the Outstanding Balance of the Note as of the date of this Agreement; and the Standstill Fee will be added to the Outstanding Balance of the Note upon the occurrence of and on the Securities Purchase Closing Date. Each of the Restructuring Fee amount added to the Outstanding Balance of the Note and the Standstill Fee amount (if and when added to the Outstanding Balance of the Note as provided above) shall be due and payable by Borrower as part of the final Minimum Outstanding Balance Reduction Amount in May 2024, unless sooner paid in whole or in part by Borrower, as elected by Borrower, or otherwise satisfied by the exercise of Limited Conversion Rights by Lender.
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6.Ratification of Transaction Documents. The Transaction Documents shall be and remain in full force and effect in accordance with their respective terms, and are hereby ratified and confirmed in all respects. Borrower acknowledges that it is unconditionally obligated to pay the Outstanding Balance and represents that such obligation is not on the date hereof subject to any defenses, rights of offset or counterclaims. No forbearance or waiver other than as expressly set forth herein may be implied by this Agreement. Except as expressly set forth herein, the execution, delivery, and performance of this Agreement shall not operate as a waiver of, or as an amendment to, any right, power or remedy of Lender under any of the Transaction Documents, as in effect prior to the date hereof.
7.Representations and Warranties. In order to induce Lender to enter into this Agreement, Borrower hereby represents and warrants to Lender as follows:
(a)Borrower has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary corporate action on the part of Borrower. No consent, approval, filing or registration with or notice to any governmental authority by Borrower is required as a condition to the execution and delivery by Borrower of this Agreement or the performance of any of the obligations of Borrower hereunder.
(b)Any Event of Default which may have occurred under the Note has not been, is not hereby, and shall not be deemed to be waived by Lender, expressly, impliedly, through course of conduct or otherwise except upon full satisfaction of Borrower's obligations under this Agreement. The agreement of Lender to refrain and forbear from exercising any rights and remedies by reason of any existing default or any future default shall not constitute a waiver of, consent to, or condoning of, any other future default.
(c)All representations and warranties and recitals contained in this Agreement are true, accurate, complete, and correct in all respects. Borrower acknowledges and agrees that Lender has been induced in part to enter into this Agreement based upon Lender's justifiable reliance on the truth, accuracy, and completeness of all representations and warranties and recitals contained in this Agreement.
(d)Except as expressly set forth in this Agreement, Borrower acknowledges and agrees that neither the execution and delivery of this Agreement nor any of the terms, provisions, covenants, or agreements contained in this Agreement shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of the Note or any of the other Transaction Documents.
(e)Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed on or as of the date hereof, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Agreement by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.
(f)Borrower hereby acknowledges that it has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review,
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analyze, and discuss (i) all terms and conditions of this Agreement and (ii) all factual and legal matters relevant to this Agreement, with counsel freely and independently selected by Borrower (or had the opportunity to be represented by counsel). Borrower further acknowledges and agrees that it has actively and with full understanding participated in the negotiation of this Agreement after consultation and review with its counsel (or had the opportunity to be represented by counsel), that all of the terms and conditions of this Agreement have been negotiated at arm's length, and that this Agreement have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party by any other party. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated, or drafted such provision.
8.Headings. The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.
9.Arbitration. By its execution of this Agreement, each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) and the parties agree to submit all Claims (as defined in the Purchase Agreement) arising under this Agreement or any Transaction Document or other agreement between the parties and their affiliates to binding arbitration pursuant to the Arbitration Provisions.
10.Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah without regard to the principles of conflict of laws. Each party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to this Agreement or any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties obligations to resolve disputes hereunder or under any Transaction Document pursuant to the Arbitration Provisions, each party hereto submits to the exclusive jurisdiction of any state or federal court sitting in Salt Lake County, Utah in any proceeding arising out of or relating to this Agreement and agrees that all Claims in respect of the proceeding may only be heard and determined in any such court and hereby expressly submits to the exclusive personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
11.Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.
12.Attorneys' Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys' fees and expenses  paid by such prevailing party in connection with the arbitration, litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses  giving rise to the fees
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and expenses.  Nothing herein shall restrict or impair an arbitrator's or a court's power to award fees and expenses for frivolous or bad faith pleading.
13.No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Agreement, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Agreement.
14.Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.
15.Entire Agreement. This Agreement, together with the Transaction Documents, supersedes all other prior oral or written agreements between Borrower, Lender, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Lender nor Borrower makes any representation, warranty, covenant or undertaking with respect to such matters.
16.Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.
17.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Lender hereunder may be assigned by Lender to a third party, including its financing sources, in whole or in part. Borrower may not assign this Agreement or any of its obligations herein without the prior written consent of Lender.
18.Continuing Enforceability; Conflict Between Documents. Except as otherwise modified by this Agreement, the Note and each of the other Transaction Documents shall remain in full force and effect, enforceable in accordance with all of its original terms and provisions. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Lender and Borrower. If there is any conflict between the terms of this Agreement, on the one hand, and the Note or any other Transaction Document, on the other hand, the terms of this Agreement shall prevail.
19.Time of Essence. Time is of the essence with respect to each and every provision of this Agreement.
20.Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to Borrower or Lender shall be given as set forth in the "Notices" section of the Purchase Agreement.
21.Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other instruments and documents, as the other party may reasonably request in order to carry out the
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intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.
BORROWER:

PHUNWARE, INC.

    By:
        Name:    Troy Reisner
        Title:    Chief Financial Officer

    LENDER:

    STREETERVILLE CAPITAL, LLC

By:
    Name:    John Fife
        Title:    President
[Signature Page to Acknowledgment and Agreement]